CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

Moscow CableCom Corp.

            The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

            FIRST:  The name of the corporation is:

            Moscow CableCom Corp.

            SECOND:  The corporation hereby amends its Certificate of Incorporation as follows:

            Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

            "FIRST:  The name of the corporation is:

            Andersen Group, Inc."

            THIRD:  The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I hereunto sign my name this thirtieth day of October, 2003.

                                                                       /S/ FRANCIS E. BAKER
                                                                           Francis E. Baker, Chairman